                                                                               .
                                                                               .
                                                                               .
                                                               EXHIBIT (a)(1)(H)



Delta Election Confirmation (Ineligible) - SkyShares         EXECUTIVE AND EQUITY PLAN SERVICES
----------------------------------------------------         1600 MERRILL LYNCH DRIVE
                                                             MAIL STOP 06-02 OCA
                                                             PENNINGTON, NEW JERSEY 08534




[MERRILL LYNCH LOGO]




<DATE>



<Optionee Name>
<Address>
<City, State, ZIP>



Dear <Optionee Name>:


Delta has informed Merrill Lynch that you are no longer eligible to participate in the Delta Air Lines Stock Option Exchange Program. As a result, your previous exchange election is void. The options you elected to exchange will not be cancelled, and you will not receive a replacement grant. These options will retain their original terms and conditions.

If you have any questions, please contact a Merrill Lynch representative at 1-888-335-8218. For calls from outside of the U.S., Canada or Puerto Rico, please contact a Merrill Lynch representative at 1-609-818-8834.



Sincerely,



Merrill Lynch Executive and Equity Plan Services